Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated June 12, 2026, relating to the financial statements of Ares Acquisition Corporation III as of March 31, 2026 and for the period from March 25, 2026 (inception) through March 31, 2026 appearing in the Registration Statement on Form S-1, File No. 333- 296746.

/s/ WithumSmith+Brown, PC

New York, New York

June 29, 2026